Exhibit 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND
OF THE CHIEF FINANCIAL OFFICER IN ACCORDANCE
WITH SECTION 906 OF THE SARBANES OXLEY ACT OF 2002
     In accordance with Section 906 of the Sarbanes Oxley Act of 2002, each of the undersigned officers of Cascades Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:
1)	the Annual Report on Form 40-F (the “Report”) for the year ended December 31, 2009 of the Company as filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated March 30, 2010

/s/ Alain Lemaire
Name:	Alain Lemaire
Title:	President and Chief Executive Officer

/s/ Christian Dubé
Name:	Christian Dubé
Title:	Vice - President and Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.